UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2019

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

501 Canal Blvd., Richmond, California 94804
(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2019 the Board of Directors (the “Board”) of Sangamo Therapeutics, Inc. (the “Company”) increased the size of the Board to eight members from seven and appointed James R. Meyers to fill the newly created vacancy and to serve as a director of the Board until the Company’s next annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Meyers was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person.

Mr. Meyers will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices as described in the Company’s definitive proxy statement for the 2019 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 25, 2019. In this regard, pursuant to the automatic grant program of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), Mr. Meyers was granted an option (the “Director Option”) to purchase 30,000 shares (the “Option Shares”) of the Company’s common stock and a restricted stock unit award of 5,000 shares (the “RSU shares”) of the Company’s common stock under the 2018 Plan. The Option Shares will vest in 36 successive equal monthly installments measured from the date of grant, subject to Mr. Meyers’ continuous service (as defined in the 2018 Plan) through the applicable vesting dates. The RSU Shares will vest with respect to 1/3rd of the RSU Shares in three equal annual installments over the three-year period measured from the date of grant, subject to Mr. Meyers’ continuous service through the applicable vesting dates. The Director Option has an exercise price of $9.81 per share (the closing sales price of the Company’s common stock on November 22, 2019 as reported on the Nasdaq Global Select Market) and a term of 10 years, subject to earlier termination following Mr. Meyers’ cessation of continuous service.

In connection with his appointment to the Board, the Company will enter into its standard indemnification agreement with Mr. Meyers, which requires the Company, under the circumstances and to the extent provided for therein, to indemnify Mr. Meyers to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by him as a result of either of him being made a party to certain actions, suits, investigations and other proceedings by reason of the fact that he is or was a director of the Company, a Company employee in a fiduciary capacity with respect to an employee benefit plan of the Company, or a director of any other entity at the request of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: November 26, 2019	By:	/s/ Gary H. Loeb
	Name:	Gary H. Loeb
	Title:	Executive Vice President and General Counsel